SECURITIES PURCHASE AGREEMENT

                             between

                      METRIS COMPANIES INC.

                               AND

               THOMAS H. LEE EQUITY FUND IV, L.P.,





                      ____________________

                        November 13, 1998

                      ____________________


                  SECURITIES PURCHASE AGREEMENT

     AGREEMENT made and entered into on this 13th day of November, 1998, among METRIS COMPANIES INC., a Delaware corporation (the "Company"), THOMAS H. LEE EQUITY FUND IV, L.P., a Delaware limited partnership ("THL Equity Fund", and collectively with any Affiliate of THL Equity Fund who shall agree to purchase Bridge Securities pursuant to this Agreement in accordance with the terms hereof, the "Purchasers").

                           WITNESSETH

     WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares of the Company's Series B Perpetual Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and senior notes due 2006 of the Company (the "Senior Notes"), and warrants to purchase shares of the Common Stock, par value $.01 per share ("Common Stock"), of the Company (including any rights to acquire Series A Junior Participating Preferred Stock of the Company ("Junior Preferred Stock") associated therewith) (the "Warrants" and, together with the Series B Preferred Stock and the Senior Notes, the "Bridge Securities"); and

     WHEREAS, upon the occurrence of certain events, the Bridge Securities will automatically be exchanged for shares of the Company's Series C Perpetual Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock" and, together with the Bridge Securities, the "Securities"), each such share to be convertible in accordance with the Certificate of Designation of Series C Perpetual Convertible Preferred Stock into shares of Common Stock (including any rights to acquire Junior Preferred Stock associated therewith) and shares of the Non-Voting Stock (as defined herein); and

     WHEREAS, the Company and the Purchasers are entering into this Agreement to provide for said purchase and sale of Securities and to establish various rights and obligations in connection therewith, upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                            ARTICLE I

           AUTHORIZATION OF ISSUANCE OF THE SECURITIES

     Prior to the Closing, the Company shall have duly authorized and taken all such corporate and other action which is necessary in accordance with the terms of this Agreement to effect the valid issuance, sale and delivery to the Purchasers of the Securities to be purchased by each Purchaser hereunder.

                           ARTICLE II

         PURCHASE AND SALE OF BRIDGE SECURITIES; CLOSING

     Section 2.01. Purchase and Sale. Upon the terms and subject to the conditions hereinafter set forth, on the Closing Date, the Company shall issue, sell and deliver to each Purchaser, and each Purchaser shall purchase from the Company, the Bridge Securities set forth opposite the name of such Purchaser on Schedule I hereto, for the purchase price set forth thereon. Payment for the Bridge Securities shall be made by wire transfer of immediately available funds to the account of the Company designated on
Schedule 2.01 hereto (or in such other manner as may be agreed by the Purchasers and the Company), and shall be wired against the issuance and delivery by the Company on the Closing Date to the respective Purchasers of certificates in definitive and fully registered form representing the aggregate number of Bridge Securities being purchased by each Purchaser. The obligations undertaken by each of the Purchasers under this Agreement are several and not joint, and the failure of one Purchaser to comply with its obligations hereunder shall not relieve the other Purchaser from its respective obligations hereunder.

     Section 2.02. Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, at 10:00 a.m., Eastern time, on December 3, 1998, or at such other later date or such other place as the parties shall mutually agree. The date of the Closing is referred to in this Agreement as the "Closing Date."

     Section 2.03 Deliveries. At or prior to the Closing, the parties shall deliver all documents, instruments, certificates and writings required to be executed and delivered by them at or prior to the Closing pursuant to this Agreement.

     Section 2.04 Use of Proceeds. The proceeds from the purchase and sale of the Bridge Securities hereunder will be used for general corporate purposes and in connection with the acquisition simultaneously with the Closing of certain assets of the PNC National Bank in accordance with the Purchase and Sale Agreement, dated September 4, 1998, by and between Direct Merchants Credit Card Bank, National Association and the PNC National Bank, as amended (the "PNC Agreement").

     Section 2.05 Definitions. Terms used as defined terms herein and not otherwise defined shall have the meanings set forth in Article XII.

     Section 2.06 Allocation of Purchase Price. The parties hereto agree that $100,000,000 of the purchase price shall be allocated to the Senior Notes and $200,000,000 shall be allocated to the Series B Preferred Stock and the Warrants, as an investment unit, and neither party will take any position for tax purposes inconsistent with such allocations.

                           ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each Purchaser as follows:

     Section 3.01. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of the properties owned or leased by it requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The Company has full corporate power and authority to own and manage its properties and to carry on its business as it is now being (and as it is currently proposed to be) conducted. The copies of the Company's certificate of incorporation, by-laws and other organizational documents and instruments (in each case, as amended and/or restated through the date hereof), heretofore made available to the Purchasers, are true, complete and correct copies thereof.
The Company, directly or indirectly, owns all of the outstanding capital stock of each Subsidiary. The Company does not own any interest in any other company or entity other than the Subsidiaries set forth on Schedule 3.01(b), and other than interests in trusts established by the Company or its Subsidiaries in connection with the Company's securitization program. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the power and authority to own or lease its properties and to conduct its business as now conducted. Except as set forth on Schedule 3.01(c), all outstanding shares of the capital stock of each Subsidiary have been validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.01(d) hereto, there are no outstanding options, warrants, rights, agreements or commitments of any nature whatsoever of any third party to subscribe for or purchase any equity security of any Subsidiary or to cause any Subsidiary to issue any such equity security.

     Section 3.02. Capitalization. The authorized capitalization of the Company consists of: (a) 100,000,000 shares of Common Stock, par value $.01 per share, and (b) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), 1,000,000 of which have been designated as Series A Junior Participating Preferred Stock. At the Closing, (i) 2,400,000 shares of Preferred Stock shall have been designated as Series B Preferred Stock, (ii) 2,000,000 shares of Preferred Stock shall have been designated as Series C Preferred Stock, and (iii) 100,000 shares of Preferred Stock shall have been designated as Series D Preferred Stock. As of September 30, 1998, there were 19,242,000 shares of Common Stock outstanding, and there are currently no shares of Preferred Stock outstanding. No other class or series of capital stock of the Company is, or at the Closing will be, authorized or issued except, as of the Closing, for the Bridge Securities. All such shares outstanding on the date hereof are, and the Securities, when issued, will be, duly authorized, validly issued and fully paid and non-assessable. Except as set forth on Schedule 3.02, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon the Company requiring or providing for, and there are no outstanding debt or equity securities of the Company which upon the conversion, exchange or exercise thereof would require or provide for, the issuance by the Company of any shares of capital stock (or any other securities of the Company which, with notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for shares of capital stock). Except as set forth in Schedule 3.02, there are no preemptive or other similar rights available to the existing holders of Common Stock or other securities of the Company. From the date hereof until the Closing, the Company will not issue any shares of its capital stock or securities convertible or exchangeable for shares of capital stock, except for the issuances set forth on Schedule 3.02.

     Section 3.03.  Due Authorization; Execution and Delivery.
The Company has all requisite corporate right, power and authority to enter into this Agreement, the Registration Rights Agreement, the Warrant Agreement and the Indenture (the Registration Rights Agreement, the Warrant Agreement and the Indenture referred to collectively as the "Related Agreements), and to consummate the transactions contemplated hereby and thereby, including without limitation the issuance of the Bridge Securities, the issuance of the Series C Preferred Stock pursuant to the Exchange and the issuance of Common Stock or Non-Voting Stock upon conversion of the Series C Preferred Stock and exercise of the Warrants, and the exercise by the Purchasers of their rights hereunder and thereunder. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board of Directors of the Company and no further corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of such agreements or the consummation by the Company of the transactions contemplated hereby or thereby, including without limitation the issuance of the Bridge Securities, the Series C Preferred Stock pursuant to the Exchange, and the Common Stock or Non-Voting Stock upon conversion of the Series C Preferred Stock and exercise of the Warrants, and the exercise by the Purchasers of their rights hereunder and thereunder. This Agreement constitutes, and the Related Agreements will constitute as of the Closing Date, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights, and the remedies of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 3.04. Absence of Breach; No Conflict. Except as set forth on Schedule 3.04 hereto, the execution, delivery, and performance of this Agreement and the Related Agreements by the Company, the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of the Bridge Securities, the Series C Preferred Stock pursuant to the Exchange, and the issuance of Common Stock or Non-Voting Stock upon conversion of the Series C Preferred Stock and exercise of the Warrants, and the exercise by the Purchasers of their rights hereunder and thereunder, will not (a) give rise to a right to (or otherwise) terminate, accelerate the maturity of or accelerate or increase any payment due under, trigger a right of redemption of, conflict with, result in a breach or violation of any of the terms, conditions or provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, require any approval, waiver or consent under, or result in the creation or imposition of any obligations on behalf of the Company or any Lien upon any property or assets of the Company or any Subsidiary pursuant to the terms of, any note, bond, mortgage, pledge, indenture, deed of trust, lease, agreement, indemnity, obligation, commitment, instrument, franchise, license, certificate or permit to which the Company or any of the Subsidiaries is a party or by which any of their respective properties or assets may be bound; (b) violate or conflict with any term or provision of the certificate of incorporation, by-laws or equivalent organizational instruments and documents (in each case, as amended and/or restated through the date hereof) of the Company or any Subsidiary; or (c) assuming the accuracy of the representations and warranties of the Purchasers contained in Article IV hereof, violate any judgment, decree, order, writ, statute, rule or regulation of any judicial, arbitral, public, or governmental authority having jurisdiction over the Company, any of the Subsidiaries or any of their respective properties or assets. None of the issuance of the Bridge Securities, the issuance of the Series C Preferred Stock pursuant to the Exchange and the issuance of the Common Stock and Non-Voting Stock upon conversion thereof, will violate the rules, regulations or bylaws of the Nasdaq Stock Market or any other securities exchange on which the securities of the Company are traded or listed.

     Section 3.05. Validity. The Bridge Securities to be issued, sold and delivered to the Purchasers hereunder, all shares of Series C Preferred Stock to be issued pursuant to the Exchange and the Common Stock and Non-Voting Stock issuable upon the conversion, exercise or exchange of the Warrants or the Series C Preferred Stock shall, upon such issuance, sale, exercise and delivery in accordance with this Agreement and the Certificates of Designation and the Indenture, be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any and all Liens and preemptive and other similar rights.

     Section 3.06. Securities Law Compliance. Assuming the representations and warranties of the Purchasers set forth in
Section 4.02 hereof are true and correct in all material respects, the offer and sale of the Securities and the shares of Common Stock and Non-Voting Common Stock issuable upon conversion of the Series C Preferred Stock (collectively, the "Issuable Securities") pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Securities and the Issuable Securities, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Issuable Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of the Issuable Securities or of securities of the same or similar class as the Issuable Securities if, as a result, the offer and sale contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

     Section 3.07.  Commission Documents; Financial Information.

          (a) The Company has made available to the Purchasers true and complete copies of all SEC Documents filed with the Commission prior to the date hereof and will furnish the Purchasers a true and correct copy of each amendment thereto and any SEC Documents filed by the Company with the Commission on or before the Closing Date. As of their respective filing dates, the SEC Documents complied (or will comply) in all material respects with the requirements of the Securities Act, Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and as of their respective dates none of the SEC Documents contained (or will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its Subsidiaries included in the SEC Documents comply (or will comply) as of their respective dates as to form in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the Commission), and present fairly (or will present fairly) as of their respective dates the consolidated financial position of the Company and the Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, in conformity with GAAP. As used in this Agreement, the consolidated balance sheet of the Company and its Subsidiaries at September 30, 1998 previously provided to the Purchasers is hereinafter referred to as the "Balance Sheet", and September 30, 1998 is hereinafter referred to as the "Balance Sheet Date."

          (b) Except as and to the extent expressly set forth in the Balance Sheet, or the notes, schedules or exhibits thereto, or as disclosed in the SEC Documents, (i) as of the Balance Sheet Date, neither the Company nor the Subsidiaries had any material liabilities or obligations (whether absolute, contingent, accrued or otherwise) that would be required to be included on a balance sheet or in the notes, schedules or exhibits thereto prepared in accordance with GAAP and (ii) since the Balance Sheet Date, the Company and its Subsidiaries have not incurred any such material liabilities or obligations other than in the ordinary course of business.

     Section 3.08.  Approvals; Compliance with Laws; Licenses  and
Authorities.

          (a) Except as set forth on Schedule 3.08(a) and assuming the accuracy of the representations and warranties of the Purchasers contained in Article IV hereof, no notices, reports or other filings are required to be made by the Company or any Subsidiary with, nor are any consents, registrations, applications, approvals, permits, licenses or authorizations required to be obtained by the Company or any Subsidiary from, any public or governmental authority or other third party in connection with the execution and delivery of this Agreement the consummation by the Company of the transactions contemplated hereby, or the exercise by the Purchasers of their rights hereunder, except for any of the foregoing, the failure of which to make or obtain would not have a Material Adverse Effect or adversely affect the Purchasers' rights hereunder.

          (b) Except as set forth on Schedule 3.08(b) and except as would not have a Material Adverse Effect, the business of the Company and each of the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, county and local ordinances, statutes, rules, regulations and laws (collectively "Laws"), including without limitation, any consumer lending Laws of any Authority to which the Company's or its Subsidiaries' operations are or have been subject.

          (c) Except as disclosed on Schedule 3.08(c) and except as would not have a Material Adverse Effect, (i) the Company and its Subsidiaries have all permits or licenses of all Authorities that are necessary to carry on the business of the Company and its Subsidiaries as now conducted; (ii) each such permit or license is in full force and effect and has not been revoked, canceled or encumbered and the Company or relevant Subsidiary is in compliance therewith in all respects; and (iii) no such permit or license will be terminated or adversely affected by virtue of the execution of the Agreement or the performance by the parties of their obligations or the exercise by the parties of their rights hereunder.

     Section 3.09. Litigation. Except as set forth in SEC Documents filed with the Commission prior to the date of this Agreement or as set forth on Schedule 3.09, there are no pending actions, suits, proceedings, arbitrations or investigations against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets or operations, or with respect to which the Company or any such Subsidiary is responsible by way of indemnity or otherwise (a "Material Claim"), that are required under the Securities Act or Exchange Act to be described in such SEC Documents or which, if there is an adverse decision, could singly, or in the aggregate, with all such other actions, suits, investigations or proceedings, have a Material Adverse Effect and, to the knowledge of the Company, no such actions, suits, proceedings or investigations are threatened. No adverse development has occurred with respect to any Material Claim except as disclosed in the SEC Documents filed with the Commission prior to the date of this Agreement.

     Section 3.10.  Tax Matters.

     Except as described in Schedule 3.10:

     (a) Each of the Company and its Subsidiaries has filed or caused to be filed, or has properly filed extensions for, all material Tax Returns that are required to be filed by or respect to the Company, any of its Subsidiaries or the business of the Company and its Subsidiaries; and each of the Company and its Subsidiaries has timely paid or caused to be paid all material Taxes with respect thereto whether or not shown on said Tax Returns (and on all material assessments received by it) to the extent that such Taxes and assessments have become due, except for any failure to so file or cause to be filed, any failure to so file an extension, or any failure to so pay or cause to be paid, in each case that would not, individually or in the aggregate, have a Material Adverse Effect, and, except for any failure to pay or cause to be paid Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with generally accepted accounting principles, have been set aside. All said Tax Returns are complete and accurate in all respects and have been prepared in compliance with all applicable laws and regulations, except for any such failure to be complete and accurate or to be so prepared that would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries reasonably believe (i) the reserves on the Balance Sheet of the Company and its Subsidiaries for Taxes due or owing by the Company and its Subsidiaries to be adequate in all material respects for all unpaid Taxes, whether or not disputed, of the Company and its Subsidiaries for all fiscal years that, as of the Balance Sheet Date, had not been examined and reported on by any taxing authorities (or closed by applicable statutes), and (ii) that as of the Closing Date, such reserves as adjusted on the books in accordance with past practice, will be sufficient for the then-unpaid taxes of the Company and its Subsidiaries attributable to periods prior to and ending on the Closing Date, except in either case where any failure to establish any such reserve would not individually or in the aggregate constitute a Material Adverse Effect.

     (b) Except for the Tax Sharing Agreement with Fingerhut Companies, Inc. ("Fingerhut"), dated October 31, 1996, as amended as of January 1, 1998 (the "Tax Sharing Agreement"), neither the Company nor any Subsidiary is a party to nor is bound by any tax allocation or sharing agreement with a third party allocating liability for Taxes among members of a combined, consolidated or unitary group.

     (c) There are no actions or proceedings currently pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened in writing against the Company, any of its Subsidiaries or any affiliated group with respect to the Company, any of its Subsidiaries or the business of the Company and its Subsidiaries by any governmental authority for the assessment or collection of material Taxes, and no claim for the assessment or collection of material Taxes has been asserted in writing against the Company or any of its Subsidiaries or any affiliate group with respect to the Company, any of its Subsidiaries or the business of the Company and its Subsidiaries, in either case which singly or in the aggregate are likely to have a Material Adverse Effect.

     (d) Except for the IRS ruling relating to the distribution of stock of the Company by Fingerhut, neither the Company nor any Subsidiary has received any written ruling of a taxing authority related to Taxes or entered into any written and legally binding agreement with a taxing authority relating to Taxes which currently has any ongoing effect on the Company. The IRS ruling relating to the distribution of stock of the Company by Fingerhut has not been withdrawn or revoked by the IRS.

     (e) During the past three years, no written claim has ever been made on the Company or any Subsidiary by a taxing authority of a jurisdiction where the Company or any Subsidiary does not file, or has not filed, Tax Returns to the effect that the Company or such Subsidiary is or may be subject to the imposition of any Tax by that jurisdiction.

     Section 3.11. Material Contracts. All of the material contracts of the Company or any of its Subsidiaries that are required to be described in the SEC Documents or to be filed as exhibits thereto prior to the date hereof are described in the SEC Documents filed prior to the date hereof or filed as exhibits thereto and are in full force and effect. True and complete copies of all such material contracts have been made available to the Purchasers. All material contracts to which the Company or its Subsidiaries are parties on or prior to the date hereof which will be required to be described or filed as an Exhibit in the SEC Documents required to be filed following the date hereof, including any amendment to the PNC Agreement have been provided to the Purchasers or are listed on Schedule 3.11 and are in full force and effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in material breach of or in default under any such contract.

     Section 3.12. Title to Properties, Encumbrances. Except as set forth on Schedule 3.12, each of the Company and its Subsidiaries has good and valid title to its respective assets, free and clear of all defects and Liens except (a) matters specified in Schedule 3.12; (b) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's, or other like Liens arising in the ordinary course of business; (c) Liens for current Taxes not yet due and payable; (d) Liens or minor imperfections of title that do not materially interfere with the use or materially detract from the value of such property and (e) Liens permitted by Section 6.03 of the Credit Agreement.

     Section 3.13.  Plant and Equipment; Sufficiency Of Assets.

          (a) The plant and equipment used by the Company and its Subsidiaries has been maintained to the standards of operating condition and repair typical of companies engaged in the same or similar businesses except as would not have a Material Adverse Effect.

          (b) Each of the Company and its Subsidiaries own or have the lawful right to use all assets, properties, operating rights, easements, contracts, leases, licenses, and other instruments necessary to operate their businesses lawfully and to maintain the same as presently conducted except as would not have a Material Adverse Effect.

     Section 3.14.  Benefits Plans.

          (a) Schedule 3.14(a) contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), "employee benefit plans" (as defined in Section 3(3) of ERISA), and all other material Benefit Plans maintained, or contributed to, by the Company for the benefit of any current or former employees, officers, or directors of the Company or any of its Subsidiaries. The Company has made available to the Purchasers true, complete, and correct copies of each such Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof). Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company, its Subsidiaries, and all the Benefit Plans are all in compliance in all material respects with applicable provisions of applicable law, including ERISA and the Code. All contributions required to be made under the terms of each Benefit Plan have been timely made or have been reflected on the most recent audited financial statements included in the SEC Documents.

          (b) Each Pension Plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the issuance of such determination letter that would adversely affect the plan's qualification or materially increase its costs.

          (c) With respect to each Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements, or undertakings, written or oral, that would prevent any such plan from being amended or terminated without material liability to the Company or any Subsidiary on or at any time after the Closing Date. No employee welfare benefit plan of the Company or any Subsidiary provides for continuing benefits or coverages after termination or retirement from employment, except for benefits mandated by Section 4980B of the Code or applicable State statute. None of the Benefit Plans is a "multiple employer welfare arrangement" as described in Section 3(40) of ERISA.

          (d) None of the Company, any Subsidiary, or any person or entity that, together with the Company, is treated as a single employer under Section 414 of the Code or Section 4001 of ERISA maintains, contributes to, or has any liability or contingent liability to the Pension Benefit Guaranty Corporation or any other person, plan, or entity under or with respect to (i) a Pension Plan subject to Title IV of ERISA (including under Section 4069 of ERISA) or Section 412 of the Code, or (ii) a "multiemployer pension plan", as defined in Section 3(37) of ERISA.

          (e) Except as disclosed in Schedule 3.14(e), the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Closing Date) reasonably be expected to (i) entitle any current or former employee, consultant, or director of the Company or any Subsidiary to any payment (including severance pay, change of control payments, or similar compensation), (ii) result in the vesting or acceleration of any benefits under any Benefit Plan, or
(iii) result in any material increase in benefits under any Benefit Plan.

          (f) Neither the Company nor any Subsidiary maintains any compensation plans, programs, or arrangements the payments under which would not be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder, except for any such payments which in the aggregate would not constitute a Material Adverse Effect.

          (g) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Closing Date) none of the Company or any of its subsidiaries will be obligated to make a payment to an individual who is a "disqualified individual" that would be characterized as an "excess parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code) without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, except for any such payments which in the aggregate would not constitute a Material Adverse Effect.

     Section 3.15.  Labor Matters.

          (a) Neither the Company nor any of its Subsidiaries is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its Subsidiaries.

          (b) No employees of the Company or any Subsidiary are represented by any labor organization. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the NLRB or any other labor relations tribunal or authority. To the knowledge of the Company, there are no organizing activities involving the Company or any of its Subsidiaries pending with, or threatened by, any labor organization.

          (c) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries. Except as would not result in any Material Adverse Effect, there are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

     Section 3.16.  Environmental Matters.

          (a) Except as set forth in Schedule 3.16, (i) each of the Company and its Subsidiaries is in material compliance with all Environmental Laws and (ii) neither the Company nor any of its Subsidiaries has received any written communication from a governmental authority with respect to such compliance or the failure thereof.

          (b) Except as set forth in Schedule 3.16, (i) there is no civil, criminal or administrative action, claim, demand, investigation or notice relating to a violation of an Environmental Law (an "Environmental Claim") pending or, to the knowledge of the Company, threatened and (ii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any chemical, pollutant, contaminant, waste, toxic substance, petroleum or petroleum product, that would form the basis of any Environmental Claim, in either case (A) against the Company or any of its Subsidiaries, (B) against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) involving any real or personal property which the Company or any of its Subsidiaries owns, leases or manages except, in each case, as would not have a Material Adverse Effect.

     Section 3.17. Investment Company; Operating Company; Bank Regulatory Matters. Subject to the accuracy of the representations and warranties of the Purchasers contained in
Section 4.06, the Company is not (and immediately after consummation of the transactions contemplated by this Agreement will not be) an investment company, a company controlled by an investment company, or otherwise subject to any provisions of the Investment Company Act of 1940, as amended, and/or the rules and regulations of the Commission promulgated thereunder. The Company is an "operating company" within the meaning of Department of Labor Regulation 2510.3-101. The Company is not a "bank holding company" as that term is defined in the Bank Holding Company Act of 1956, and Direct Merchants Credit Card Bank, National Association and each other Subsidiary of the Company which engages in credit transactions; (i) engages only in credit card operations, (ii) does not accept demand deposits or deposits that the depositor may withdraw by check or similar means for payment to third parties or others, (iii) does not accept any savings or time deposits of less than $100,000, (iv) maintains only one office that accepts deposits, and (v) does not engage in the business of making commercial loans.

     Section 3.18. No Existing Violation, Default, Etc. Neither the Company nor any of its Subsidiaries is (a) in violation of any provision of its certificate of incorporation, by-laws or other organizational documents or (b) in violation of any applicable Law, stock exchange rule or regulation, which violation has or would reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 3.18, no breach, event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, which breach, event of default, or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, has or would reasonably be expected to have a Material Adverse Effect.

     Section 3.19. Affiliate Transactions. Except as disclosed in the SEC Documents or on Schedule 3.19, the Company and its Subsidiaries have not entered into any material transaction or material series of transactions with any current or former director, officer, employee or Affiliate of the Company.

     Section 3.20. Insurance. The Company and its Subsidiaries, in the reasonable determination of the Company's management, maintain with financially sound and reputable insurers insurance against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or a similar business and similarly situated, and of such types and in such amounts as is customarily carried under similar circumstances by such other corporations.

     Section 3.21. Unlawful Payments and Contributions. Neither the Company nor any of its directors, officers or, to the Company's knowledge, any of its other employees or agents has (a) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any government official or employee from Company funds;
(c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended in connection with the Company's and its Subsidiaries' business; or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person or entity with respect to matters pertaining to the Company.

     Section 3.22. Absence of Certain Events; No Material Adverse Change. Except as disclosed in the SEC Documents filed with the Commission prior to the date hereof, since the Balance Sheet Date, the Company and its Subsidiaries each has conducted its business operations in the ordinary course and there has not occurred any event or condition having or, that is reasonably likely to have, a Material Adverse Effect. Without limiting the generality of the foregoing, other than as is disclosed in the SEC Documents filed with the Commission prior to the date hereof or on Schedule 3.22 hereto, since the Balance Sheet Date there has not occurred:

          (a) any change or agreement to change the character or nature of the business of the Company or any of its Subsidiaries;

          (b) any purchase, sale, transfer, assignment, conveyance or pledge of the assets or properties of the Company or any of its Subsidiaries, except in the ordinary course of business;

          (c) any waiver or modification by the Company or any of its Subsidiaries of any right or rights of substantial value, or any payment, direct or indirect, in satisfaction of any liability, in each case, having a Material Adverse Effect;

          (d) any liability, contract, agreement, license or other commitment entered into or assumed by or on behalf of the Company or any of its Subsidiaries relating to the business, assets or properties of the Company or any of its Subsidiaries, whether oral or written, except in the ordinary course of business;

          (e) any loan, advance or capital expenditure by the Company or any of its Subsidiaries, except for loans, advances and capital expenditures made in the ordinary course of business;

          (f) any change in the accounting principles, methods, practices or procedures followed by the Company in connection with the business of the Company or any change in the depreciation or amortization policies or rates theretofore adopted by the Company in connection with the business of the Company and its Subsidiaries;

          (g) any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of capital stock of the Company or any of its Subsidiaries (other than dividends declared or paid by wholly-owned Subsidiaries);

          (h) any issuance of any shares of capital stock of the Company or any of its Subsidiaries or any other change in the authorized capitalization of the Company or any of its Subsidiaries, except as contemplated by this Agreement;

          (i) any grant or award of any options, warrants, conversion rights or other rights to acquire any shares of capital stock of the Company or any of its Subsidiaries, except as contemplated by this Agreement or except pursuant to employee benefit plans, programs or arrangements in existence on the date hereof, in the ordinary course of business consistent with past practice;

          (j) (a) any granting by the Company or any of its Subsidiaries to any employee earning in excess of $100,000 per year any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents,
(b) any granting by the Company or any of its Subsidiaries to any employee earning in excess of $100,000 per year of any increase in severance or termination pay, except as was required under any employment, severance, or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC documents, or (c) any entry by the Company or any of its Subsidiaries into any employment, severance, or termination agreement with any employee earning in excess of $100,000 per year; or

          (k) any adoption, or amendment in any material respect, by the Company or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, change of control, retention, disability, death benefit, hospitalization, medical, or other plan, arrangement, or understanding (whether or not legally binding) providing benefits to any current or former employee, officer, or director of the Company or any of its Subsidiaries (collectively, "Benefit Plans").

     Section 3.23 Year 2000. The Company has engaged in a review of the hardware, software and firmware products used by the Company and its Subsidiaries in its business (collectively, the "Software") which it believes to be adequate to identify any material deficiency in "Year 2000 Capabilities". "Year 2000 Capabilities" means the ability of the Software (i) to manage and manipulate data involving dates, including single century formulas and multi-century formulas, and to not generate incorrect values or invalid results involving such dates, (ii) to provide that all date-related user interface functionalities and data fields include the indication of century, and (iii) to provide that all date-related data interface functionalities include the indication of century. The Company is taking appropriate steps to identify exposure to deficiencies in Year 2000 Capabilities resulting from the Year 2000 Capabilities of its vendors, and to address them on a timely basis. In addition, the Company believes that it has adequate resources to cause its Software to include Year 2000 Capabilities which currently may not contain them and that the costs of causing its Software to include Year 2000 Capabilities will not be material to the Company's consolidated financial position, results of operations or cashflows.

     Section 3.24. Full Disclosure. None of the statements made by the Company in this Agreement (including, without limitation, the representations and warranties made by the Company herein and in the schedules and exhibits hereto which are incorporated by reference herein and which constitute an integral part of this Agreement) contains (or will contain on the Closing Date) any untrue statement of a material fact, or omits (or will omit on the Closing Date) to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser hereby severally as to itself (but not jointly) represents and warrants and covenants to the Company as follows:

     Section 4.01.  Organization and Standing.  Each of the
Purchasers which is an entity represents and warrants that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

     Section 4.02. Investment Representation. Each Purchaser represents and warrants that it is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and it is or will be acquiring the Issuable Securities for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. It understands that the Issuable Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, the bona fide nature of their investment intent as expressed herein. Each Purchaser hereby acknowledges and agrees that upon the original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act and the rules and regulations thereunder, the Issuable Securities may bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE LAWS REGULATING THE SALE OF SECURITIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

     Section 4.03. Due Authorization; Execution and Delivery. Each of the Purchasers represents and warrants that it has the requisite right, power and authority to enter into this Agreement and the Registration Rights Agreement, and to consummate the transactions contemplated hereby and thereby, and that the execution, delivery and performance of each of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on its behalf, and this Agreement constitutes, and when executed and delivered the Registration Rights Agreement will constitute, the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof and thereof, except that such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights, and the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 4.04. Absence of Breach; No Conflict. Each of the Purchasers represents and warrants that the execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (a) conflict with, or constitute a default under, any agreement to which such Purchaser is a party or by which any of the properties or assets of such Purchaser may be bound; (b) violate or conflict with the governing organizational instruments and documents (in each case, as amended and/or restated through the date hereof) of such Purchaser or (c) assuming that the Company is an "operating company" as such term is defined in Department of Labor Regulation 2510.3-101, violate any statute, rule, regulation, order, judgment, writ or decree of any judicial public or governmental authority having jurisdiction over such Purchaser, or any of the properties or assets of such Purchaser, which violation would prevent, impair, hinder or delay the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement.

     Section 4.05. No Consents. Each of the Purchasers represents and warrants that no consent, authorization or approval of, or filing with, any person or any federal, state or local government department, commission, board, agency or instrumentality is required to be made or obtained by such Purchaser in connection with its execution and performance of this Agreement or the Registration Rights Agreement except in connection with the Exchange as may be required under the HSR Act or pursuant to the laws, rules and regulations of the Office of the Comptroller of the Currency (the "OCC"), and except for such consents, authorizations, approvals and filings the absence of which would not prevent, impair, hinder or delay the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement.

     Section 4.06. Investment Company. Each Purchaser represents and warrants that it is not (and immediately after consummation of the transactions contemplated by this Agreement will not be) an investment company, a company controlled by an investment company, or otherwise subject to any provisions of the Investment Company Act of 1940, as amended, and/or the rules and regulations of the Commission promulgated thereunder.

     Section 4.07. Ownership of Stock of the Company. Each of the Purchasers represents and warrants that it does not own beneficially or of record any shares of capital stock or other securities of the Company and does not have any present intention or plan to acquire shares of capital stock or other securities of the Company except pursuant to this Agreement and the transactions contemplated hereby.

     4.08. Certain Regulatory Matters. Each Purchaser represents and warrants that it is not aware of any facts or circumstances regarding such Purchaser, including the record or beneficial ownership of any securities by such Purchaser, which can reasonably be expected to cause the OCC, the Department of Justice or the Federal Trade Commission to prohibit such Purchaser's acquisition of Securities contemplated hereunder or the exercise by such Purchaser of its rights contained herein pursuant to their regulatory authority over such matters.

     4.09. Due Diligence. Without in any way affecting or mitigating the representations and warranties of the Company contained in Article III of this Agreement or affecting any rights resulting from a breach thereof, each of the Purchasers acknowledges that it has had an opportunity to engage in due diligence on the Company and has had an opportunity to discuss the Company and its business and prospects with management of the Company.

                            ARTICLE V

                            COVENANTS

     Section 5.01.  Covenants of the Company

     (a) Access and Confidentiality. Upon reasonable notice prior to the Closing, the Company shall (and shall cause each of its Subsidiaries to) afford the Purchasers and their respective representatives reasonable access during normal business hours to its properties, books, contracts and records and personnel and advisors and the Company shall (and shall cause each of the Subsidiaries to) furnish promptly to the Purchasers all information concerning its business, properties and personnel as the Purchasers or their respective representatives may reasonably request, provided that any review will be conducted in a way that will not interfere unreasonably with the conduct of the Company's business.

     (b) Announcements. No party or any Affiliate, officer or agent of the parties hereto shall make any announcement concerning the transactions contemplated hereby without the other parties' written consent, which consent shall not unreasonably be withheld; provided, however, that any party or such Affiliate, officer or agent may make any announcements required by applicable law so long as the text of such announcement shall have been provided to the parties hereto prior to the making of such announcement. The parties agree to consult with each other with respect to announcements concerning the transactions contemplated hereby.

     (c) Securities. The Company hereby covenants to each of the Purchasers, that from and after the date hereof and so long as any Purchaser owns any Issuable Securities, the Company shall:

          (i)  Unissued shares of Common Stock and Non-Voting
Stock; Securities.   (A) Reserve and keep available out of its
authorized but unissued shares of Series C Preferred Stock, Common Stock and Non-Voting Stock (including any shares held by the Company in its corporate treasury), for the purpose of effecting the Exchange and the exercise in full of those conversion rights related to the Series C Preferred Stock, such number of its duly authorized shares of Series C Preferred Stock, Common Stock and, if applicable, shares of Non-Voting Stock, as shall be sufficient to effect such exercise, and if at any time the number of authorized but unissued shares of Series C Preferred Stock, Common Stock or, if applicable, shares of Non-Voting Stock shall not be sufficient to effect such exercise, subject to any required approval by the holders of the Common Stock and as may otherwise be required pursuant to the General Corporation Law of Delaware and applicable federal and state securities laws, the Company shall take all such corporate action as may be necessary (and desirable in the reasonable discretion of the Purchasers) to increase its authorized but unissued shares of Series C Preferred Stock, Common Stock and, if applicable, shares of Non-Voting Stock, to such number of shares as shall be sufficient for such purposes, and (B) reserve and keep available out of its authorized but unissued shares of Series B Preferred Stock, for the purpose of issuing dividends on the Series B Preferred Stock, such number of its duly authorized shares of Series B Preferred Stock as shall be sufficient to effect any such dividend contemplated by the Series B Preferred Stock, and if at any time the number of authorized but unissued Series B Preferred Stock shall not be sufficient to effect such dividends, subject to any required approval by the holders of the Common Stock and as may otherwise be required pursuant to the General Corporation Law of Delaware and applicable federal and state securities laws, the Company shall take all corporate action as may be necessary (and desirable in the reasonable discretion of the Purchasers) to increase its authorized but unissued Series B Preferred Stock to such number of shares as shall be sufficient for such purposes.

          (ii) Exchange of Certificates. Upon surrender by the holder of any certificates representing Securities (or securities issued upon exchange, conversion or exercise thereof) for exchange or reissuance at the office of the Company, cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Securities (or securities issued upon exchange, conversion or exercise thereof) represented by the certificates so surrendered and registered as such holder may request, subject to the provisions hereof.

          (iii) Replacement of Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of any certificate evidencing any of the Securities (or securities issued upon exchange, conversion or exercise thereof), and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon the surrender and cancellation of such certificate, if mutilated, the Company shall make and deliver in lieu of such certificate a new certificate for the number of Securities (or securities issued upon exchange, conversion or exercise thereof), as the case may be, evidenced by such lost, stolen, destroyed or mutilated certificate which remains outstanding. A Purchaser's (which term does not include any successors or assigns of the initial Purchasers) agreement of indemnity shall constitute indemnity satisfactory to the Company for the purposes of this Section 5.01(c) without the need of any further surety or bond.

          (iv) Government and Other Approvals. Promptly prepare, submit and file with all public and governmental authorities, all applications, notices, registrations, certificates, statements and such other information, documents and instruments as may be required pursuant to any federal, state, local or foreign Law or rule or regulation of the NASD or any securities exchange, in connection with the consummation of the transactions contemplated by this Agreement, including the effect of any dividends, exchange or conversion rights, anti-dilution provisions or Board control contemplated by the terms of the Securities or other securities of the Company which may be acquired by the Purchasers pursuant to this Agreement. The Company shall use its best efforts to obtain any necessary consents or approvals from any Authority in connection with the consummation of the transactions contemplated by this Agreement, including the effect of any dividends, exchange or conversion rights, anti-dilution provisions or Board control contemplated by the terms of the Securities or other securities of the Company which may be acquired by the Purchasers pursuant to this Agreement and shall amend in form reasonably satisfactory to the Purchasers any and all agreements to which the Company is a party or to which its assets are subject, including, without limitation (A) that certain Rights Agreement, dated as of September 10, 1998, among the Company and Norwest Bank Minnesota, National Association, as Rights Agent, concerning the rights to acquire Series A Junior Participating Preferred Stock of the Company, (as in effect on the date hereof, the "Rights Agreement") (provided, however, that in lieu of amending the Rights Agreement the Company may, prior to the Closing, redeem all outstanding rights issued pursuant thereto in accordance with the terms of the Rights Agreement), (B) the following agreements among the Company and Fingerhut or its subsidiaries and affiliates: Data Sharing Agreement, dated October 31, 1996; Database Access Agreement, dated October 31, 1996; Co-Brand Credit Card Agreement, dated October 31, 1996; Card Registration Agreement, dated
February 5, 1998; Extended Service Plan Agreement, dated October 31, 1996; Administrative Service Agreement, dated October 31, 1996 (collectively, the "Fingerhut Agreements"), (C) the Amended and Restated Credit Agreement, dated as of June 30, 1998, among the Company, certain lenders party thereto and the Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"), and (D) the severance and stock option agreements entered into by and between the Company and those persons listed on Schedule 5.03, so as to exclude from the provisions thereof the effect of the Purchasers' purchase of the Issuable Securities contemplated hereby and the other transactions contemplated by this Agreement, including the effect of any exchange or conversion rights, dividends, anti-dilution provisions or Board control contemplated by the terms of the Securities or other securities of the Company which may be acquired by the Purchasers pursuant to this Agreement; provided that the amendment to the Agreement described in clause (D) shall not be applicable in the event the Purchasers exercise their right to control the Company's Board of Directors.

     (d) Operating Company; Bank Holding Company. The Company will not take any action that would cause it to cease to be an "operating company" within the meaning of Department of Labor Regulation 2510.3-101 or become a "bank holding company" within the meaning of the Bank Holding Company Act of 1956.

     (e) Tax Matters. The Purchasers intend that no pay in kind dividends on the Series B Preferred Stock or the Series C Preferred Stock will, when paid or accrued, be includible in the Purchasers' gross income for federal, state or local tax purposes. Accordingly, unless the Company concludes in good faith that there is no reasonable basis to make or file any Tax Return that is consistent with such intention, the Company shall not make or file any Tax Return that is inconsistent with such intention. Moreover, the Company agrees that if for any reason the pay in kind dividends which accrue or are paid with respect to the Series B Preferred Stock or Series C Preferred Stock become taxable as income for tax purposes when paid or accrued, the Company shall pay to the holders of such securities such additional amount (the "Gross Up Amount") as may be necessary to fund any federal, state or local income tax payable with respect to such dividend. Such Gross Up Amount shall also include an amount necessary to fund the payment of any such income tax payable with respect to the Gross Up Amount. Such Gross Up Amount shall be paid upon notice to the Company at least ten (10) days before the date on which the relevant income tax payment is due or made. Prior to receiving any taxable distribution from the Company, each Purchaser shall provide the Company with such documentation as may be reasonably requested by the Company in order to make such distribution without withholding for tax purposes. All amounts paid or accrued on any Security shall be net of applicable withholding taxes.

     (f) OCC Authorization. The Company and the Purchasers shall use their reasonable best efforts to obtain the consent of the OCC and any other applicable Authority for the Purchasers' investment contemplated hereby, including without limitation, the Purchasers' exercise of all rights set forth in Section 5.04 hereof and in the terms of the Series C Preferred Stock relating to conversion of the Series C Preferred Stock, anti-dilution and Board election rights. The Company and the Purchasers shall use their reasonable best efforts to cause their representatives to meet with representatives of the OCC as soon as practicable following the signing of this Agreement, and in any event prior to November 20, 1998, for the purpose of obtaining assurance that the OCC would permit the Purchasers' investment contemplated hereby, including without limitation the Purchasers' exercise of all rights set forth in the Series C Preferred Stock relating to the conversion of the Series C Preferred Stock, anti-dilution and Board election rights.

     (g) Equity Purchase Rights. The Company hereby grants to each Significant Purchaser, the right to purchase all or part of its Pro Rata Share of New Securities (as defined herein) which the Company, from time to time, proposes to sell and issue. For purposes of this purchase right, the term "Pro Rata Share" shall mean the ratio of the number of shares of Common Stock and Non-Voting Stock which such shareholder owns or has the right to acquire (after giving effect to full conversion of the Securities as if all approvals regarding conversion had been received) to the total number of shares of Common Stock and Non-Voting Stock of the Company outstanding (after giving effect to full conversion of the Securities as if approvals regarding conversion had been received). The Significant Purchasers shall have a right of over-allotment pursuant to this Section 5.01 such that to the extent a Significant Purchaser does not exercise its purchase right in full hereunder, such additional shares of New Securities which such Significant Purchaser does not purchase may be purchased by the other Significant Purchasers in proportion to their Pro Rata Share. "New Securities" shall mean any capital stock of the Company or its Subsidiaries or indebtedness convertible into equity of the Company or any of its Subsidiaries whether now authorized or not, and rights, options or warrants to purchase any of the foregoing, and securities of any type whatsoever that are, or may become convertible into or exchangeable for capital stock or debt securities of the Company or its Subsidiaries issued on or after the date hereof; provided that term "New Securities" does not include (a) securities owned as of the date of this Agreement or securities issued upon conversion thereof in accordance with their terms as in effect on the date hereof, (b) Common Stock issued as a stock dividend to holders of Common Stock or upon any stock split, subdivision or combination of shares of Common Stock,
(c) shares (or options or rights to acquire such shares) of the Company's Common Stock reserved for issuance upon exercise of options pursuant to the Company's Long-Term Incentive and Stock Option Plan and Non-Employee Director Stock Option Plan in effect on the date hereof that have been or may be granted by the Company's Board of Directors, and (d) securities issued in a public offering registered pursuant to the Securities Act of 1933, as amended or offerings exempt therefrom pursuant to Rule 144A promulgated under such Act which contemplate the registration of such securities or securities exchangeable for such securities pursuant to said Act. In the event the Company or any of its Subsidiaries proposes to undertake an issuance of New Securities, the Company shall give each Significant Purchaser written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company or its Subsidiary proposes to issue the same. Each Significant Purchaser shall have ten (10) business days from the date of receipt of any such notice to agree to purchase up to its Pro Rata Share of such New Securities (and any over-allotment amount pursuant to the operation of this Section 5.01) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event any Significant Purchaser fails to exercise in full its purchase right (after giving effect to the over-allotment provision of this Section 5.01), the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which such Significant Purchaser's Purchase Right was not exercised, at a price not more favorable to the purchasers thereof than that specified in the Company's notice and upon terms not materially more favorable to the purchasers thereof than those specified in the Company's notice. To the extent the Company or its Subsidiary does not sell all the New Securities offered within said ninety (90) day period, the Company or its Subsidiary shall not thereafter issue or sell such New Securities without first again offering such securities to each Significant Purchaser in a manner provided above. Notwithstanding the foregoing, if the Board of Directors determines in good faith for legal, tax or regulatory reasons or other good reason that it is inappropriate or inadvisable to permit the Significant Purchasers to exercise their equity purchase rights contained herein, the Board of Directors of the Company, by a vote of 80% of the members of the Board of Directors (which 80% must include one director elected by the holders of the Securities or securities of the Company which they have the right to acquire hereunder if there is such a director so elected), then the Company may issue such New Securities as if all of the Significant Purchasers waived their rights under this paragraph (g).

     Section 5.02   Proxy Matters; Standstill

          (a) Each of the Purchasers hereby agrees that during the Standstill Period (hereinafter defined) it will not, nor will it permit any of its Affiliates (any such Purchaser together with its Affiliates being hereinafter referred to as a "Purchaser Group") to, directly or indirectly, unless in any such case specifically requested in advance to do so by the Board of Directors of the Company:

               (i) acquire, offer to acquire, or agree to acquire by purchase, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act, hereinafter referred to as "13D Group"), any securities of the Company entitled to vote generally in the election of directors, or securities convertible into or exercisable or exchangeable for such securities (collectively, "Restricted Securities") or any material portion of the assets or businesses of the Company and its Subsidiaries if and to the extent that (a) such action would trigger a Change of Control provision in one of the contracts described in Section 5.01(c)(iv), (b) such action would trigger indemnity by the Company under its Tax Sharing Agreement or (c) such action has not received any requisite approval from governmental authorities; provided, however, that nothing contained herein shall prohibit any member of a Purchaser Group from acquiring any Restricted Securities (w) upon conversion of convertible securities of the Company acquired pursuant to this Agreement or otherwise contemplated hereby, (x) as a result of a stock split, stock dividend or similar recapitalization by the Company, (y) upon the execution of unsolicited buy orders by any member of a Purchaser Group which is a registered broker-dealer for the bona fide accounts of its brokerage customers unaffiliated and not acting in concert with any member of such Purchaser, or (z) pursuant to the exercise of any warrant, option or other right to acquire Restricted Securities ("Rights"), which it receives directly from the Company. Prior to acquiring any shares of capital stock of the Company, other than upon exercise of its rights under the Agreement, the Related Agreements and the Securities, the Purchasers will give written notice of their intent to do so to the Company. If within ten (10) days after receipt of such notice, the Company advises the Purchasers in writing that, based on the advice of its advisors, it believes that the proposed acquisition would be prohibited by this paragraph, the parties shall thereafter discuss in good faith whether such acquisition would in fact be so prohibited;

               (ii) participate in, or encourage, the formation of any 13D Group which owns or seeks to acquire beneficial ownership of, or otherwise acts in respect of, Restricted Securities, other than any 13D Group which is comprised exclusively of the Purchaser or a Purchaser Group and any other permitted transferee or transferees of securities from a Purchaser in accordance with
Section 5.03;

               (iii) make, or in any way participate in, directly or indirectly, any "solicitation" of "Proxies" (as such terms are defined or used in Regulation 14A under the Exchange
Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company, or initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company or induce or attempt to induce any other person to initiate any stockholder proposal, provided, however, that the limitation contained in this clause
(iii) shall not apply to (y) the election of any directors to be elected by the holders of Securities or (z) any matter to be voted on by the Company's stockholders that is not initiated or proposed by any member of a Purchaser Group or any Affiliate thereof; or

               (iv) call or seek to have called any meeting of the stockholders of the Company, provided, however, that the limitation contained in this clause (iv) shall not apply to any meeting of the stockholders of the Company called for the purpose of voting on any matter described in the proviso of clause (iii) above.

          (b) Nothing in this Section 5.02 shall preclude members of a Purchaser Group from exercising the voting and other rights,
(i) granted to the Purchasers pursuant to this Agreement, the Related Agreements, the Rights Agreement, the Certificates of Designations or (ii) in connection with any proposed merger, sale of assets or similar transaction, or tender or exchange offer proposed by any person who is not part of a Purchaser Group or any of its Affiliates.

          (c) As used herein, the term "Standstill Period" shall mean the period from the date of this Agreement until the earlier to occur of:

               (i) the date which is the second anniversary of the Closing Date; provided, however, that the period described in this clause (i) shall continue with respect to any acquisition or other action which would trigger a Change of Control provision in one of the contracts described in Section 5.01(c)(iv) or in the indenture pursuant to which the 10% Senior Notes due 2004 were issued until expiration of such agreements or Indenture; or

               (ii) the designation of any date as the termination date of the Standstill Period by a majority of the directors of the Company at a duly convened meeting thereof or by all of the directors of the Company by written consent; or

               (iii)     the Company's material breach of any of
its obligations contained in this Agreement or the Registration
Rights Agreement; or

                (iv)  the  occurrence  of a Material  Default  (as
defined   in   the   Series  C  Preferred  Stock  Certificate   of
Designation); or

               (v) the Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or an involuntary case is commenced against the Company or any of its Subsidiaries and the petition not controverted within 10 days, or is not dismissed within 60 days after commencement of the case, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or any of its Subsidiaries, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, rehabilitation, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Company or such Subsidiary, or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or any order of relief or other order approving any such case or proceeding is entered, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of the Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts, generally as they become due, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or the Company or any of its Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing, which, in the case of a Subsidiary of the Company, has had or would have a Material Adverse Effect; or

               (vi) without encouragement by or the participation of a Purchaser or any of its Affiliates, the acquisition by any person or 13D Group (other than members of a Purchaser Group or Affiliates thereof) of, the commencement of a tender offer by such person or 13D Group for, or the public announcement of an intention to acquire, Restricted Securities which, if added to the Restricted Securities (if any) already owned by such person or 13D Group, would represent twenty-five percent (25%) or more of the total voting power (including rights to acquire voting power) of the Company's Restricted Securities, or the receipt by such person or 13D Group of the Company's agreement or consent to make such acquisition; or

               (vii) the date this Agreement is terminated in accordance with its terms.

          (d) In the event the Purchasers of Series C Preferred Stock, while they retain the right as a class to elect any directors, intend to acquire additional shares of voting capital stock of the Company (through conversion or otherwise), sell any of their shares of Series C Preferred Stock or shares of Common Stock issuable upon conversion thereof, or take any other action which, in the reasonable judgment of the Company, may cause more than an insubstantial risk that the distribution of the Company's Common Stock by Fingerhut on September 25, 1998 or the transactions related thereto would be taxable or that any statement or representation in the IRS ruling request related thereto would be incorrect or incomplete in any material respect, such holders of Series C Preferred Stock agree that they will provide written notice to the Company of their proposed action and discuss with the Company in good faith the potential consequences of their action before proceeding.

     Section 5.03. Restrictions on Transfer. No Purchaser shall transfer any Securities or any shares of Common Stock issued upon conversion thereof to any person if such transfer would violate the HSR Act or applicable rules and regulations of the OCC or would constitute a "Change of Control" under the Fingerhut Agreements (as amended pursuant to Section 5.01(c)(iv)), the indenture pursuant to which the Company's 10% Senior Notes due 2004 were issued or the Credit Agreement (as amended pursuant to Section 5.01(c)(iv)).

     Section 5.04 Board Nominations. From and after the date upon which the Purchasers shall have obtained all necessary approvals from the OCC, and for so long as the Purchasers shall continue to own 25% of the Series B Preferred Stock purchased by them on the Closing Date, the Company shall nominate for election to the Board of Directors of the Company, and shall recommend voting in favor of, two (2) designees of the Purchasers; provided, however, that if the Company shall fail to redeem the Series B Preferred Stock in accordance with its terms, such number of designees shall be increased to four (4).

     Section 5.05. Stockholder Meeting. The Company shall cause a special meeting of its stockholders to be held as soon as practicable but in no event later than March 15, 1999, for the purpose of voting on (i) the Exchange contemplated by Section 5.06 hereof (the "Exchange Approval"), (ii) an amendment to the Certificate of Incorporation of the Company providing for a class of Non-Voting Common Stock (the "Charter Amendment Approval" and, together with the Exchange Approval, the "Stockholder Approval"), and (iii) transacting such other business as may properly come before the meeting or any adjournment thereof, including any item reasonably acceptable to the Company which the Purchasers may request be included in such meeting (the "Stockholder Meeting"). In connection with the Stockholder Meeting, the Company (a) shall prepare and file with the Commission in accordance with the Exchange Act a Proxy Statement of the Company on Schedule 14A (as amended or supplemented, including all exhibits and schedules thereto and the documents incorporated by reference therein, the "Proxy Statement") and shall use its reasonable best efforts to have the Proxy Statement cleared by the Commission and timely mailed to its stockholders in accordance with the rules and regulations of the Exchange Act, and (b) shall use its reasonable best efforts to obtain the necessary votes of its stockholders to obtain the Stockholder Approval. The Company shall consult with the Purchasers and provide reasonable opportunity for the Purchasers to comment on drafts of the Proxy Statement before it is originally filed with the Commission, and with respect to each amendment thereto or modifications thereof, prior to filing with the Commission and mailing to stockholders.

     Section 5.06. Exchange. In the event the Company shall have obtained the Exchange Approval, on the first business day following the last to occur of (i) delivery to the Purchasers of a Certificate of the Chief Executive Officer or other executive officer of the Company certifying that the Exchange Approval had been obtained, which Certificate shall be delivered within one business day of obtaining the Exchange Approval, (ii) the Approval Date, and (iii) termination of any applicable waiting period under the HSR Act, then the Bridge Securities shall, without any further action on the part of the Company or the holders thereof, be exchanged for shares of Series C Preferred Stock (the "Exchange"). If the Exchange Date has not occurred prior to March 31, 1999, or such later date agreed to by holders of a majority in interest of the Bridge Securities, but in no event later than June 30, 1999, then the Exchange shall not take place. In connection with the Exchange, the holders of Bridge Securities shall receive the number of shares of Series C Preferred Stock such holders would have been entitled to on the Exchange Date (including any and all dividends that would have been paid or accrued) if they had acquired a number of shares of Series C Preferred Stock on the Closing Date equal to (i) the original principal or face amount of the Bridge Securities owned by them on the Exchange Date (without giving effect to any accrued dividends or interest), divided by
(ii) 372.50. After the consummation of the Exchange, the Warrants shall be canceled by the Company. From and after the Exchange Date all of the Bridge Securities shall be deemed to have been exchanged for the Series C Preferred Stock into which they were exchangeable. Holders of Securities shall be entitled to obtained certificates representing the Series C Preferred Stock to which they are entitled pursuant to the Exchange by delivering to the Company certificates representing the Series B Preferred Stock, the Senior Notes and any certificates representing the Warrants. The Company shall not take any action between the date hereof and the earlier of (i) the Exchange Date and (ii) June 30, 1999, that would have caused the Conversion Price (as defined in the Series C Certificate of Designation) to be any amount other than $372.50 per share if shares of Series C Preferred Stock were outstanding on the date hereof.

                           ARTICLE VI

           FINANCIAL STATEMENTS; ACCESS TO INFORMATION

     Section 6.01. Financial Statements. The Company covenants that it will deliver to each Purchaser who owns any Issuable Securities those items set forth in paragraphs (a), (b) and (d) and that, upon request, it will deliver to each original Purchaser (but not their transferees) those items set forth in paragraphs
(c), (e) and (f):

          (a) As soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a consolidated statement of income and consolidated statements of changes in financial position and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (d) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (a);

          (b) As soon as practicable and in any event within 120 days after the end of each fiscal year, a consolidated statement of income and consolidated statements of changes in financial position and cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail together with an opinion directed to the Company of independent public accountants of recognized standing selected by the Company; provided, however, that delivery pursuant to clause (d) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (b);

          (c) As soon as practicable and in any event within 20 days after the end of each month, a consolidated statement of income of the Company and its Subsidiaries for such month, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month, together with consolidating statements of income and balance sheets for each Subsidiary, all in reasonable detail;

          (d) Promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits), other than on Form S-8 or any similar successor form, and all reports which it files with the Commission (or any governmental body or agency succeeding to the functions of the Commission);

          (e) Promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries; and

          (f) With reasonable promptness, such other financial data as any Purchaser may reasonably request.

     Section 6.02. Access to Information. The Company shall permit each Significant Purchaser (and its designated representatives) to visit and inspect any of the properties of the Company and its Subsidiaries, including the books and records of the Company and its Subsidiaries (and to make extracts and copies therefrom), and to consult with respect to and discuss the affairs, businesses, finances, operations and accounts of the Company and its Subsidiaries with the officers, directors and employees of such entities, all at such reasonable times and as often as such Significant Purchaser may reasonably request. Each Purchaser agrees, except as otherwise required by law, to keep any confidential information obtained pursuant to this Article VI confidential.


                           ARTICLE VII

      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY
       TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY

     The respective obligation of each party hereto to consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the following conditions set forth in Section 7.01 through Section 7.04 below. These conditions may be waived by each party (in whole or in part) at any time in its sole discretion.

     Section 7.01. No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending with, or to the knowledge of the Company threatened against or affecting the Company, any of its Subsidiaries or any of their respective properties or rights, before any court, arbitrator or administrative or governmental body which (a) seeks to restrain, enjoin or prevent the consummation of the issuance, sale and delivery of the Bridge Securities to each of the Purchasers, the Exchange, or the issuance of the securities into which the Series C Preferred Stock is convertible or (b) challenges the validity or legality of the issuance, sale and delivery of the Bridge Securities to each of the Purchasers, the Exchange or the issuance of the securities into which the Series C Preferred Stock is convertible or seeks to recover damages or to obtain other relief in connection therewith, which in any single case or in the aggregate (i) the Company or the Purchasers shall reasonably determine is reasonably likely to result in a Material Adverse Effect, or (ii) the Purchasers shall reasonably determine is reasonably likely to result in a material impairment to the Purchasers' rights hereunder.

     Section 7.02. No Injunction. No temporary, preliminary or permanent injunction or any order by any federal or state court of competent jurisdiction shall have been issued which prohibits or otherwise seeks to prohibit, restrain, enjoin or delay the consummation of the issuance, sale and delivery of the Issuable Securities to each of the Purchasers.

     Section 7.03 Acquisition of PNC Assets. Simultaneously with the Closing, the Company shall complete the acquisition of assets contemplated by the PNC Agreement and the contemplated securitization of such assets, and the Company shall not have waived any material conditions to closing contained in the PNC Agreement unless such waiver is ratified or approved by the Purchasers, which waiver or approval shall not be unreasonably withheld.

     Section 7.04. Consents of Third Parties; Modification of Agreements. The Company shall have duly obtained modifications of or waivers under the agreements described in Section 5.01(c)(iv) amending or waiving any right to acceleration, redemption or increase of any payment or obligation of the Company or its Subsidiaries which could arise as a result of the transactions contemplated hereby, including without limitation the effect of any dividends, anti-dilution provisions or board control contemplated by the terms of the Bridge Securities, which modifications or waivers shall be in a form reasonably satisfactory to the Purchasers.

                          ARTICLE VIII

     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY
        TO ISSUE, SELL AND DELIVER THE BRIDGE SECURITIES

     The obligations of the Company to issue, sell and deliver the Bridge Securities are subject to the satisfaction, at or before the Closing, of each of the following additional conditions set forth in Sections 8.01 and 8.02 below. These conditions are for the Company's sole benefit and may be waived by the Company (in whole or in part) at any time in its sole discretion.

     Section 8.01. Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of the Purchasers contained in Article IV hereof shall be true and correct as of the date when made and as of the Closing Date, as though made on such date, and the Company shall have received a certificate attesting thereto signed by a duly authorized officer or agent of each of the Purchasers.

     Section 8.02. Performance by the Purchasers. The Purchasers shall have performed, satisfied and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate attesting thereto signed by a duly authorized officer or agent of each of the Purchasers.

                           ARTICLE IX

         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
           PURCHASERS TO PURCHASE AND ACCEPT DELIVERY
                    OF THE BRIDGE SECURITIES

     The obligations of the Purchasers hereunder to acquire and pay for, and accept delivery of, the Bridge Securities are subject to the satisfaction, at or before the Closing, of each of the following additional conditions set forth in Section 9.01 through
Section 9.13 below. These conditions are for the Purchasers' sole benefit and may be waived (in whole or in part) by the Purchasers.

     Section 9.01. Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained in Article III hereof which are not subject to a qualification regarding materiality shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on such date, the representations and warranties of the Company contained in Article III hereof, which are subject to a qualification regarding materiality shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made on such date, and each Purchaser shall have received a certificate attesting thereto signed by the Chief Executive Officer of the Company, on behalf of the Company.

     Section 9.02. Performance by the Company. The Company shall have performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with on or prior to the Closing Date, and the Purchasers shall have received a certificate attesting thereto signed by the Chief Executive Officer of the Company.

     Section 9.03. No Material Adverse Effect. There shall not have occurred and there shall not otherwise exist any condition, event or development having, or likely to have (in the reasonable judgment of the Purchasers), a Material Adverse Effect.

     Section 9.04.  Registration Rights Agreement.  The
Registration Rights Agreement substantially in the form of Exhibit E attached hereto shall have been executed and delivered by the parties thereto other than the Purchasers.

     Section 9.05. Certificate of Designation; By-laws. The Company shall have filed with the Secretary of State of the State of Delaware the Certificates of Designation and such instruments shall have become effective. The By-laws of the Company shall have been amended so as to permit the Purchasers to exercise their rights contemplated hereby, which amendment shall be in form reasonably satisfactory to the Purchasers.

       Section 9.06. Governmental Approvals and Consents. The Company shall have duly obtained, received or effected (and all applicable waiting and termination periods, if any, including any extensions thereof, under any applicable law, statute, regulation or rule, shall have expired or terminated) all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all notifications, registrations and qualifications with, all federal, state and local governmental and regulatory Authorities necessary for the issuance, sale and delivery of the Bridge Securities being issued and sold at the Closing and, to the extent required at Closing, the consummation of the other transactions contemplated hereby.

     Section 9.07. Opinion. The Purchasers shall have received from Sidley & Austin, counsel to the Company, an opinion dated the Closing Date covering those matters set forth on Exhibit B attached hereto and in form reasonably satisfactory to the Purchasers.

     Section 9.08. Secretary's Certificate. The Secretary or an Assistant Secretary of the Company shall have delivered to the Purchasers at the Closing Date a Certificate dated as of the Closing certifying: (a) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Agreement, the issuance, sale and delivery of the Issuable Securities, and that all such resolutions are in full force in effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (c) that attached thereto is a true and complete copy of the Certificate of Incorporation as in effect on the date of such certification; and
(d) to the incumbency and specimen signature of certain officers of the Company.

     Section 9.09. Proceedings. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement and all documents reflecting or evidencing such proceedings shall be reasonably satisfactory in scope, form and substance to the Purchasers and their legal counsel, and the Purchasers and their legal counsel shall have received all such duly executed counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

     Section 9.10. Rights Agreement. Either (i) the Rights Agreement shall have been amended so that the Purchasers are not deemed to become an "Acquiring Person" and the Purchasers shall be reasonably satisfied that the consummation of the transactions contemplated hereby, including, without limitation, the issuance of Common Stock upon conversion of the Securities and the exercise by the Purchasers of their rights hereunder, shall not constitute a Section 11(a)(ii) Event, as defined therein, or (ii) the Rights (as defined in the Rights Agreement) shall have been redeemed pursuant to Section 23 thereof.

     Section 9.11. Board Election. Prior to or concurrently with the Closing, the Board of Directors of the Company shall have been expanded to nine members, two of whom shall be designees of the Purchasers.

     Section 9.12. Securities. The sale of the Bridge Securities to the Purchasers hereunder, the shares of Series C Preferred Stock for which the Bridge Securities are exchangeable, and any securities of the Company into which such Series C Preferred Stock is convertible, shall have been exempted from the provisions of
Section 203 of the Delaware General Corporation Law.

     Section 9.13. Indenture. The Indenture substantially in the form of Exhibit C shall have been executed and delivered.

     Section 9.14 Warrant Agreement. The Warrant Agreement substantially in the form of Exhibit D shall have been executed and delivered.

                            ARTICLE X

                           TERMINATION

     Section 10.01. Termination by Mutual Written Consent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason, at any time prior to the Closing Date, by the mutual written consent of the Company and the Purchasers purchasing a majority of the Bridge Securities (the "Required Purchasers").

     Section 10.02. Termination by the Company or the Purchasers. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of Company or the Required Purchasers if and to the extent that (a) the Closing shall not have occurred at or prior to 5:00 p.m., Eastern time, on December 31, 1998; provided, however, that the right to terminate this Agreement under this Section 10.02 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date; or (b) any court or governmental authority of competent jurisdiction shall have issued an order, decree writing or ruling or taken any other action, or there shall be in effect any statute, rule or regulation, permanently restraining, enjoining or otherwise prohibiting the purchase of the Securities hereunder, or the consummation of the transactions contemplated by this Agreement.

     Section 10.03. Termination by the Purchasers. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Required Purchasers, at any time prior to the Closing Date, if (a) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company at or prior to such date of termination, and the Company shall not, within a reasonable period of time after notice of such failure, have cured or commenced prompt and diligent measures which would promptly cure such failure, (b) there shall have been a material misrepresentation or material breach by the Company with respect to any representation or warranty made by it in this Agreement and such misrepresentation or breach cannot be cured prior to the Closing Date, (c) there shall have occurred and be continuing any condition, event or development having, or reasonably likely to have, a Material Adverse Effect, or (d) the Required Purchasers shall determine that, after meeting with representatives of the OCC pursuant to
Section 5.01(f) herein, a reasonable likelihood exists that the OCC will not consent to the Purchasers' investment in the Company contemplated by this Agreement, including without limitation the Purchasers' exercise of all voting and economic rights set forth in the terms of the Series C Preferred Stock, including those relating to the conversion of the Series C Preferred Stock, anti-dilution and Board election rights.

     Section 10.04. Termination by the Company. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company, at any time prior to the Closing Date, if (a) any of the Purchasers shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Purchasers at or prior to such date of termination and such Purchaser shall not, within a reasonable period of time after notice of such failure, have cured or commenced prompt and diligent measures which would promptly cure such failure, or (b) there shall have been a material misrepresentation or material breach by any of the Purchasers with respect to any representation or warranty made by any of such Purchasers in this Agreement and such misrepresentation or breach cannot be cured prior to the Closing Date.

     Section 10.05. Effect of Termination. If this Agreement is terminated pursuant to this Article X, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except (a) to the extent such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, and (b) that the covenants and agreements contained in Article XIII shall survive termination hereof.

                           ARTICLE XI

               CONDITIONS TO CLOSING THE EXCHANGE

     The Exchange shall be subject to the condition that no temporary, preliminary or permanent injunction or any order by any federal or state court of competent jurisdiction shall have been issued which prohibits or otherwise seeks to prohibit, restrain or enjoin the consummation of the Exchange.

                           ARTICLE XII

                           DEFINITIONS

     "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Commission under the Exchange Act.

     "Approval Date" shall mean the date (i) on which the Purchasers shall have obtained all necessary approvals from the OCC and other banking and regulatory authorities with jurisdiction over the acquisition of the Series C Preferred Stock and (ii) on which all applicable notice and comment periods shall have expired without disapproval by the OCC or such other authorities. Such approval of the OCC and such other authorities shall mean approvals with respect to the Purchasers' acquisition of the Series C Preferred Stock and the exercise of rights contemplated thereby including, without limitation, the voting, dividend, anti-dilution and conversion rights contained therein, which approval shall be reasonably acceptable to the Purchasers.

     "Authorities" shall mean approvals, consents, rights, certificates, orders, franchises, determinations, permissions, licenses, authorities or grants issued, declared, designated or adopted by any nation or government, any federal, state, municipal or other political subdivision thereof or any department, commission, board, bureau, agency or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government.

     "Balance Sheet" shall have the meaning set forth in Section
3.07 of this Agreement.

     "Balance Sheet Date" shall have the meaning set forth in
Section 3.07 of this Agreement.

     "Benefit Plans" shall have the meaning set forth in Section
3.22 of this Agreement.

     "Bridge Securities" shall mean the Series B Preferred Stock, the Senior Notes and the Warrants.

     "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are not open for the transaction of business.

     "CERCLA" shall mean Comprehensive Environmental Response,
Compensation, and Liability Act.

     "Certificates of Designation" shall mean the Series B
Certificate of Designation, the Series C Certificate of
Designation and the Series D Certificate of Designation, each in the form attached hereto as Exhibit A-1, A-2 and A-3, respectively.

     "Charter Amendment Approval" shall have the meaning set forth in Section 5.05 of this Agreement.

     "Closing" shall have the meaning set forth in section 2.02 of this Agreement.

     "Closing Date" shall have the meaning set forth in Section
2.02 of this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange
Commission.

     "Company" shall mean Metris Companies Inc., a Delaware corporation.

     "Credit Agreement" shall have the meaning set forth in
Section 5.01(c)(iv).

     "Employee Benefit Plans" shall have the meaning set forth in
Section 3.14.

     "Environmental Claim" shall have the meaning set forth in
Section 3.16.

     "Environmental Laws" shall mean any applicable Law concerning releases into any part of the natural environment, or protection of natural resources, the environment and public and employee health and safety including, without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq
 .), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the
Clean Air Act (33 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 7401 et seq.), the Federal Insecticide,
Fungicide, and Rodenticide Act 17 U.S.C.  136   et seq.), and
OSHA, as such laws have been and may be amended or supplemented through the Closing Date, and the regulations promulgated pursuant thereto, and any applicable state or local statutes, and the regulations promulgated pursuant thereto.

     "Exchange" shall have the meaning set forth in Section 5.06 of this Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

     "Exchange Approval" shall have the meaning set forth in
Section 5.05 of this Agreement.

     "Exchange Date" shall mean the date on which the Exchange occurs.

     "GAAP" shall mean United States generally accepted accounting principles.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
Improvements Act of 1976.

     "Indenture" shall mean the Indenture pursuant to which the Senior Notes are issued substantially in the form of Exhibit C attached hereto.

     "IRS" shall mean the United States Internal Revenue Service.

     "Liens" shall mean any lien, claim, charge, pledge, mortgage, security interest or other encumbrance.

     "Liquidation Preference" shall have the meaning set forth in the Certificates of Designation.

     "Majority Interests" shall have the meaning assigned to such term in Section 3.01 of this Agreement.

     "Material Adverse Effect" shall mean a material adverse effect on the business, prospects, condition (financial or otherwise), assets or results of operations of the Company and the Subsidiaries taken as a whole.

     "NASD" shall mean the National Association of Securities
Dealers, Inc.
"NLRB" shall mean the National Labor Relations board.

     "Non-Voting Common Stock" shall mean the Non-Voting Common
Stock of the Company described in Section 5.05, which stock shall be convertible into Common Stock in the same manner as the Series
D Preferred Stock.

     "Non-Voting Stock" shall mean the Series D Preferred Stock prior to the Charter Amendment Approval and the Non-Voting Common
Stock after the Charter Amendment Approval.

     "OSHA" shall mean Occupational Safety and Health Act.

     "Permits" shall mean, collectively, each permit, license, order or authorization from any public or governmental authority which is material to or necessary for the conduct of the business of the Company or any of the Subsidiaries.

     "Person" shall mean any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity of any kind.

     "Registration Rights Agreement" shall mean the Registration
Rights Agreement to be dated as of the Closing Date by and among the Company and the Purchasers, substantially in the form attached hereto as Exhibit E.

     "Related Agreements" shall mean the Warrant Agreement, the Indenture and the Registration Rights Agreement.

     "SEC Documents" means all reports, schedules, registration statements and other documents (including all exhibits and schedules thereto) filed by the Company with the Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Series D Preferred Stock" shall mean the Series D Junior
Participating Convertible Preferred Stock of the Company.

     "Significant Purchaser" shall mean (i) THL Equity Fund and its Affiliates for so long as THL Equity Fund and its Affiliates own in the aggregate at least ten percent of the Bridge Securities purchased by them hereunder or the Series C Preferred Stock for which such Securities are exchangeable or the securities issuable upon conversion thereof, and (ii) any other holder of at least 15% of the Bridge Securities or the Series C Preferred Stock for which such securities are exchangeable or the securities issuable upon conversion thereof.

     "Subsidiary" shall mean each corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly by the Company.

     "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs, duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any public or governmental taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

     "Tax Return" shall mean all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     "Warrant Agreement" shall mean the Warrant Agreement substantially in the form of Exhibit D attached hereto pursuant to which the Company will grant the Warrants to the Purchasers.

                          ARTICLE XIII

                          MISCELLANEOUS

     Section 13.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified-mail, return receipt requested, postage prepaid, or by overnight mail or courier, or delivery service or by telecopy and confirmed by telecopy answer back, addressed as follows:

          (a)  If to the Company to:

               600 South Highway 169, Suite 1800
               St. Louis Park, MN  55426
               Telephone: (612) 525-5020
               Telecopier: (612) 525-5098
               Attn:  Z. Jill Barclift, Esquire

               With a copy to:

               Sidley & Austin
               One First National Plaza
               Chicago, IL 60603
               Telephone: (312) 853-7000
               Telecopier: (312) 853-7036
               Attn: Richard Clemens, Esquire

          (b)(i)    If to the Purchasers to:

               c/o Thomas H. Lee Company
               75 State Street
               Boston, Massachusetts  02109
               Telephone:  (617) 227-1050
               Telecopier:  (617) 227-3451
               Attention:  C. Hunter Boll

               With a copy to:

               Hutchins, Wheeler & Dittmar
               101 Federal Street
               Boston, Massachusetts  02110
               Telephone:  (617) 951-6600
               Telecopier:  (617) 951-1295
               Attention:  James Westra, Esquire

or at such other address as may be substituted by notice given as herein provided. The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on (A) the date on which personally delivered, with receipt acknowledged, (B) the date on which telecopied and confirmed by telecopy answer back, (C) the next Business Day if delivered by overnight or express mail, courier or delivery service, or (D) three Business Days after the same shall have been deposited in the United States mail, as the case may be. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     Section 13.02. Fees and Expenses. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save each Purchaser harmless against liability for the payment of, all reasonable out-of-pocket fees and expenses arising in connection with this Agreement (including the payment in advance of any filing fees under the HSR Act), the Securities being purchased hereunder, the Registration Rights Agreement, and the transactions hereby and thereby contemplated, including, without limitation, all such fees and expenses incurred with respect to the enforcement of any provision of any such agreement or instrument and the reasonable fees and expenses of counsel to the Purchasers retained in connection with such agreements and instruments, and the transactions hereby and thereby contemplated. The Company further agrees to indemnify and save harmless the Purchasers and their respective officers, trustees, directors, partners, employees and agents from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses (including, without limitation, reasonable attorneys' fees and disbursements) in connection therewith (herein called the "indemnified liabilities") incurred by any Purchaser or any of its officers, trustees, directors, partners, employees or agents as a result of, or arising out of, or relating to any of the transactions contemplated hereby, except for any indemnified liabilities arising (i) on account of the gross negligence or willful misconduct of such Purchaser or any of its officers, directors, partners, employees or agents, (ii) on account of any breach of a material term or provision of this Agreement by the Purchasers hereunder or (iii) on account of Taxes based on income in respect of securities of the Company, except as otherwise expressly provided herein; provided that, if and to the extent such agreement to indemnify may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which shall be permissible under applicable law. The obligations of the Company under this Section 13.02 shall survive the transfer, redemption or conversion of any Securities. At the Closing, the Company shall pay to one or more designees of the Thomas H. Lee Company, in cash, an amount equal to 5.0% of the aggregate purchase price for the Securities set forth on Schedule 1 hereto. In addition, in the event that the sale and purchase of Securities shall not be consummated prior to December 31, 1998 as a result of (i) a breach by the Company of any representation, warranty, covenant or agreement of the Company contained herein (other than a failure to meet the condition contained in Section 9.03 hereof due to any condition, development or event arising after the date hereof which is not the result of any breach of the Company's obligations contained in this Agreement), (ii) the failure to amend or redeem the rights under the Rights Agreement as contemplated by Section 9.10, or (iii) the failure to obtain any consent to the transactions contemplated hereby in accordance with
Section 5.01(c)(iv) herein, or (iv) the failure to consummate the transactions contemplated by the PNC Agreement as contemplated by
Section 7.03, in addition to the indemnity for expenses herein and above provided, the Company shall pay to one or more designees of the Thomas H. Lee Company in cash, in addition to any and all other rights which may be available to Purchasers due to breach of this Agreement by the Company, a fee in the amount of 3.0% of the aggregate purchase price for the Securities set forth on Schedule 1 hereto, payable in cash on demand. In addition, in the event the Company shall be required to pay a fee pursuant to clause (i) of the preceding sentence and, prior to the date which is ninety days following the termination of this Agreement, the Company shall acquire all or substantially all of the assets subject to the PNC Agreement, the Company shall pay to one or more designees of the Thomas H. Lee Company, on demand in cash, $25,000,000.

     Section 13.03. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement, the sale and purchase of the Securities and any disposition thereof for a period ending thirty days following the filing with the Commission of the Company's Annual Report on Form 10-K covering the fiscal year ending December 31, 1999, except that the representations and warranties contained in Section 3.10 and Section 4.07 shall survive until the expiration of the applicable statute of limitations for Taxes.

     Section 13.04. Entire Agreement. This Agreement, together with the schedules and exhibits hereto which are incorporated by reference herein, represent the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter, and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. Notwithstanding the foregoing, any document which is contemplated to be executed or delivered at Closing or the Exchange Date in the form attached as an Exhibit hereto may be delivered in substantially the form attached, together with any changes thereto reasonably acceptable to the parties hereto.

     Section 13.05. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, including any person to whom the Purchaser may assign its right and obligations to purchase Bridge Securities and shall inure to the benefit of the parties hereto and, their respective successors and assigns.

     Section 13.06. Paragraph Headings. The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning or interpretation of the terms or other provisions of this Agreement.

     Section 13.07. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, applicable to contracts to be made, executed, delivered and performed wholly within such state, and in any case, without regard to the conflicts of law principles of such state.

     Section 13.08. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     Section 13.09. Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the covenants contained in this Agreement were not performed in all material respects by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that such covenants are not performed in accordance with their terms or are otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to seek an injunction or injunctions to restrain, enjoin and prevent breaches and violations of any of the covenants, contained in this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having competent jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

     Section 13.10. No Waiver. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     Section 13.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

     Section 13.12. Brokers. The Company, on the one hand, and each Purchaser as to itself, on the other hand, represents and warrants to the other parties hereto that neither it nor any of its officers, directors, general partners, agents, employees, Affiliates or associates, has engaged or authorized any broker or finder to act, directly or indirectly, on its behalf, in connection with the transactions contemplated by this Agreement, or has consented to or acquiesced in anyone so acting, and it knows of no claim by any person for compensation from it for so acting or of any basis for such a claim except, (i) in the case of the Company, for Donaldson, Lufkin & Jenrette Securities Corporation pursuant to the terms of the Engagement Letter previously provided to the Purchasers, and (ii) in the case of the Purchasers, for Solomon Smith Barney.

     Section 13.13. Certain Assignment of Rights. Prior to Closing, THL Equity Fund shall be entitled to assign any of its rights hereunder to any Affiliates of THL Equity Fund or Thomas H. Lee Company, or any employees thereof, who shall sign a counterpart signature page agreeing to be bound by this Agreement and to be entitled to the rights and obligations hereunder as if it were an initial Purchaser hereunder.

          [Remainder of Page Intentionally Left Blank]
     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day and year first above written.

                         METRIS COMPANIES INC.


                         By:/s/ Ronald N. Zebeck
                              Name:  Ronald N. Zebeck
                              Title:   President


                         THOMAS H. LEE EQUITY FUND IV, L.P.

                         By:  THL Equity Advisors IV, LLC, its
                              General Partner



                         By:/s/ Thomas M. Hagerty
                              Name: Thomas M. Hagerty
                              Title:   Managing Director